Exhibit 1

JOINT FILING AGREEMENT

Dated as of May 2, 2012

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of the undersigned of a Schedule 13D (including any and all amendments thereto) with respect to the Class A common stock of Edgen Group Inc., a Delaware corporation, and that this Joint Filing Agreement may be included as an Exhibit to such joint filing.

This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date first written above.

EDGEN MURRAY II, L.P.

By:	/s/ James L. Luikart
Name: James L. Luikart
Title: President

BOURLAND & LEVERICH HOLDINGS LLC

By:	/s/ James L. Luikart
Name: James L. Luikart
Title: President

/s/ James L. Luikart
James L. Luikart

/s/ Brian P. Friedman
Brian P. Friedman

[Signature Page to Joint Filing Agreement]